PIONEER COMMERCIAL FUNDING CORP.


                                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                            TO BE HELD ON JUNE 29, 1999


To the stockholders of Pioneer Commercial Funding Corp.:

         Notice is hereby given that the Annual Meeting of Stockholders ("Annual Meeting") of Pioneer Commercial Funding Corp., a New York corporation ("Company"), will be held at One Rockefeller Plaza, Suite 2412, New York, N.Y. 10020 on June 29, 1999, at the hour of 11 AM local time for the following purposes:

         (1) To elect six directors for a one year term expiring in 2000;

         (2) To approve an amendment to the Company's Certificate of Incorporation to reclassify all issued shares of Common Stock in a 2 for 1 reverse split.

         (3) To ratify the appointment of Lazar Levine & Felix LLP as the Company's auditors for the year ended December 31, 1999; and

         (4) To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on May 21, 1999 are entitled to notice of and to vote at the meeting or any continuation or adjournment thereof

     By Order of the Board of Directors

                            David W. Sass, Secretary

May 21, 1999

         IF YOU WISH TO VOTE IN FAVOR OF EACH OF THE PROPOSALS AND FOR THE NOMINEES PRESENTED, CHECK THE APPROPRIATE BOX AND SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ANY EVENT, YOUR PROMPT RETURN OF A SIGNED AND DATED PROXY WILL BE APPRECIATED.

                                                  PROXY STATEMENT

                                                        FOR

                                          ANNUAL MEETING OF SHAREHOLDERS

                                                        OF

                                         PIONEER COMMERCIAL FUNDING CORP.
                                                21700 Oxnard Street
                                            Suite 1650
                           Woodland hills, CALIFORNIA 91367

                                             To Be Held June 29, 1999

         The enclosed proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Pioneer Commercial Funding Corp., a New York corporation (the "Company"), for use at the Annual Meeting of shareholders of the Company to be held at 11:00 A.M., Eastern Daylight Time, on June 29, 1999, at One Rockefeller Plaza, Suite 2412, New York, New York 10020, and any adjournment or adjournments hereof (the "Meeting").

         This proxy statement and the enclosed form of proxy are first being mailed to the shareholders of the Company on or about May 24, 1999.The Board Of Directors has established May 21, 1999 as the record date for shareholders entitled to notice of, and to vote at the meeting.

         The present officers and directors of the Company and affiliates, holding approximately 63.4% of the outstanding Common stock of the Company, intend to vote in FOR Proposals 1, 2 and 3.

Matters to Be Acted Upon

         It is proposed at the Meeting to adopt resolutions approving the following proposals (the "Proposals"):

         1.       To elect six directors.

         2. To approve the reclassification of all issued shares of Common Stock in a 2 for 1 reverse split.

         3. To ratify the appointment of Lazar Levine & Felix LLP as independent auditors for the fiscal period ending on

                  December 31, 1999.

         4. To transact such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR Proposals One, Two and Three.


Right of Revocation

         A proxy may be revoked by notice in writing to the Secretary of the Company at any time prior to the exercise thereof. Each valid proxy received in time will be voted at the Meeting and, if a choice is specified on the proxy, it will be voted in accordance with such specifications. If no such specification is made, the persons named in the accompanying proxy have advised the Company of their intention to vote the shares represented by the proxies received by them in favor of the Proposals and the election of all the nominees named below as Directors.

                                            PROPOSAL NO. 1

                                               ELECTION OF DIRECTORS

         Six persons have been nominated to serve on the Board of Directors, each to hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her prior resignation or removal. All nominees are now Directors of the Company.

                  Boaz Harel (35) was appointed to the Board in November 1996 and elected as Chairman of the Board on July 2, 1997. From 1991 to 1993, Mr. Harel was the founder and managing director of Mashik Business and Development Ltd., an engineering consulting company. Since 1993, Mr. Harel has been the Managing Director of Leedan Business Enterprise Ltd. ("Leedan"), a publicly-held Israeli company which is the beneficial owner of 42.9% of the Company's Common Stock. Since January 1994, Mr. Harel has served as a member of the Supervisory Board of ICTS International N.V. and since September 1996, Mr. Harel has served as the Chairman of ICTS USA (1994), Inc., an indirect subsidiary of Leedan. Since 1997 Mr. Harel has been Co-Managing Director of Leedan International Holdings B.V., a principal shareholder of the Company and an indirect wholly-owned subsidiary of Leedan.

                  M. Albert Nissim (65) was appointed as the President of the Company in January 1997 and was elected to the Board on September 25, 1997. He has served as Secretary of ICTS
International N.V. since January 1996. Mr. Nissim has also served as President of ICTS USA (1994), Inc. since January 1994.
From 1994 to 1995, he served as Managing Director of ICTS
International B.V.  Mr. Nissim served as the President of Harel &
Partners from 1991 to 1994. From 1990 to the present, he has been the Vice President and a director of Tuffy Associates Corp., an automotive repair franchise company affiliated with Mr. Ezra
Harel, the brother of Boaz Harel.  Mr. Nissim is also a Co-
Managing Director of Leedan International Holdings B.V., a principal shareholder of the Company. In April 1997, Mr. Nissim was appointed as one of the Company's designees on the Board of Directors of Pioneer Home Funding, L.L.C., a subsidiary of the Company.



                  Richard Fried (52) was appointed to the Predecessor's Board in February 1994 and served as Vice-President of the Predecessor. Upon consummation of the Merger in November 1994, he became a director of the Company. Since June 1991 Mr. Fried has served as President of Medical Systems, Inc., an application software development company, of which he has been a principal shareholder. From February 1993, he has served as President of Montgomery Associates, Inc., a corporation wholly-owned by him, which is engaged in business as an importer-exporter. Since April 1993, Mr. Fried has been a principal shareholder, and has served as President, of Sea Change Systems, Inc., a software tools development company. From April 1993 to May 1994, he was a Branch Manager of LPL Financial Services, a stock brokerage firm, which is an NASD member firm. Since November 1994, Mr. Fried has been a controlling shareholder and has served as President of SMARTpay, Inc., a collection service. From April 1995 he has served as President of Centennial Systems, Inc., a software distribution, sales and service firm of which he is a principal shareholder. Since October 1996, Mr. Fried has been a controlling shareholder, and has served as President, of Leeward Software, Inc., an application software developer. From October 1996 he has also served as President of Windward Software, Inc., a materials management software intellectual property company of which he is also a principal shareholder. From December 1996 he has served as President of Strategic Reporting Systems, Inc., a database report generation software development and distribution firm of which he is a principal shareholder. From April 1997, he has served as managing director of HYCOM USA, Inc., an international software development and distribution company, of which he is a principal shareholder.

                  Tamar Lieber (56) was appointed to the Board in June 1995. Ms. Lieber has been engaged in practice as a senior psychotherapist at the Center for Preventive Psychiatry in White Plains, New York, a non-for profit community mental health clinic, for more than the past five years.

                  Lynda Davey (44) was elected to the Board on September 25, 1997. Ms. Davey has served as the President of Avalon Group,
Ltd. And Chairman of Avalon Securities, Ltd., private investment banking firms, since April, 1992. From April, 1988 thought 1991
Ms. Davey was Managing Director and head of investment banking at Tribeca Corporation, a New York merchant bank. Prior to 1988,
Ms. Davey was Vice-President of the Merchandise and Retail Group in the corporate finance department of Salomon Brothers Inc. Ms.
Davey also serves as a director of Tuffy Associates Corp. And the Center for Design Innovation of the Fashion Institute of
Technology.  Ms. Davey is a registered architect.

                  Joseph Samuels (68) has served as a president and is the sole shareholder of Fulton Properties of Calif. Inc., an investment corporation engaged in acquisition, development and management of real estate for more than the past five years. Mr. Samuels has also served as President and is the sole shareholder of Goldsboro Properties Inc., a real estate holding corporation, for more than the past five years.


         The affirmative vote of the holders of at least a majority of the shares present personally or by proxy at the Meeting is required for the election of each director.

         The Board of Directors recommends a vote FOR the election of each of the seven nominees as directors.

PROXIES IN THE ACCOMPANYING FORM WHICH DO NOT WITHHOLD AUTHORITY
TO VOTE FOR DIRECTORS WILL BE VOTED FOR THE ELECTION OF THE
PERSONS WHOSE NAMES ARE LISTED ABOVE.

Voting Securities and Principal Holders Thereof

         The outstanding voting securities of the Company on May 21, 1999 (the "Record Date") consisted of 5,542,272 shares of common stock, par value $.0l per share (the "Common Stock"). The Common Stock is the only class of voting stock of the Company. Only shareholders of record at the close of business on the Record

Date are entitled to notice of or to vote at the Meeting. Each share of Common Stock is entitled to one vote with respect to each proposal. The holders of a majority of the outstanding shares entitled to vote must be present at the Meeting in person or by proxy to constitute a quorum.

         The following table sets forth the holdings of the Common Stock as of May 21, 1999 by each person or entity known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock and by (1) each director and named executive officer; and (2) all directors and executive officers as a group.

                                                              Number of Shares                  Percent
Name                      Title                               of Common Stock                   of Class

ICTS International N.V.                                          300,000                          5.4%
Vertrekpassage 226
1118 AV Schiphol Airport
Holland

Lancer Partners L.P.                                             345,000                          6.2%
200 Park Avenue, Ste 3900
New York, NY 10166

Leedan Business
  Enterprise Ltd.                                                2,376,136(1)                     42.9%
("Leedan Business")
8 Shaul Hamelech Blvd.
Tel-Aviv 64733, Israel


Rogosin International B.V.                                       530,000(3)                      9.5%
One Rockefeller Plaza,
Ste. 2412
New York, NY 10020

Boaz Harel              Director                                 2,376,136(1)(2)                42.9%
1 Rockfeller Plaza
Suite 2412
New York, New York
10020

M. Albert Nissim         President and                            140,0004                         *
One Rockefeller Plaza    Director
Suite 2412
New York, NY

Tamar Lieber             Director                                 339,000(5)                      5.8%
160 W. 66th Street
Apt. 49B
New York, NY 10023

Richard Fried            Director                                 51,046(5)                        *
33 Marian Road
Marblehead, MA 01945




                                                             8








Lynda Davey              Director             24,000(5)            *
1375 Broadway                                 15,000
5th Floor
New York, NY 10018

Joseph Samuels           Director             24,000(5)            *
321 24th Street                               15,000
Santa Monica, CA 90402

Directors and
Executive
Officers as a
group (6 persons)                         2,984,182(6)                   53.8%



*        Less than 1%


(1) Leedan International Holdings B.V., which together with Leedan Systems & Properties Promotion (1003) Ltd. Holds 48.2% of the issued and outstanding Common Stock of the Company, is an indirect wholly-owned subsidiary of Leedan Business. Certain members of the family of Mr. Boaz Harel, a director of the Company, collectively, own approximately 57.5% of the outstanding shares of Leedan Business. Mr. Harel, owns approximately 17% of the outstanding shares of Leedan Business and disclaims beneficial ownership of any stock of Leedan Business held by an other member of the Harel family.

(2) Does not include three year option for 100,000, vesting 1/3rd each year, exercisable at $2.375 per share nor a three year option for 15,000 shares exercisable at $1.125 per share, vesting 1/3rd each year.
(3) An affiliate to Leedan Business Enterprises Ltd. Shares were purchased in a private transaction.

(4) Includes 90,000 shares of Common Stock exercisable at $2.50 per share which Mr. Nissim has the right to acquire within 60 days from the date hereof upon exercise of an option held by him and 50,000 option exercisable at $5.00 per share at the rate of 1/3rd per year for three years.

(5) Includes 24,000 shares as part of a 3 year option, exercisable at $2.125 per share, vesting at the rate of 1/3rd per year for three years as well as 15,000 shares as part of a three year option exercisable at $1.125 per share, vesting at the rate of 1/3rd per year.

     (6) Does not include any options referred to in notes (2), (3), (4) and (5) hereof.

Certain Relationships and Related Transactions

o Certain Transactions.

                  On November 18, 1998 a settlement was reached with a guarantor of a mortgage banking customer's defaulted line of credit. The guarantor was also a company stockholder. Pursuant to the settlement, an entity which is an affiliate of Leedan accepted $530,000 of the guarantor's recognized debt to the Company in exchange for the guarantor's shares in the Company. This entity paid the Company $176,667 and issued two installment notes of $176,667 each with maturity dates of August 23, 1999 and May 23, 2000, respectively. These notes bear interest at a rate of 8.25% per annum and are payable quarterly commencing three months from the date of issuance which was November 23, 1998.

                  On November 18, 1998, a settlement was reached with a guarantor of a mortgage banking customer's defaulted line of credit. The guarantor was also a Company stockholder. Pursuant to the settlement, Rogosin Business Enterprises Ltd., accepted $530,000 of the guarantor's recognized debt to the Company in trade for the guarantor's shares in the Company. Furthermore, pursuant to the settlement, the guarantor issued two additional notes in the amount of $735,102 to the Company.

                  Pursuant to the settlement as stated above, the guarantor issued to the Company two installment notes in the amounts of $265,103 and $470,000, respectively. These notes bear interest at a rate of 8.25% per annum and are payable quarterly commencing three months from November 18, 1998, the date of issuance of the notes. Both notes mature November 18, 2000.

                  On September 14, 1998 Joseph Samuels, a Director of the Company and two affiliates of Leedan Business Enterprises Ltd. loaned to the Company $100,000 and $550,000 and $76,000, respectively. The loan was in connection to the Ninth Amendment to the Credit Agreement with Bank One to authorize the infusion of an aggregate of $726,000 in the form of the Company's 11% Subordinated Debenture for a term until a new lending facility is in place to replace Bank One.

                  On April 2, 1997 and April 4, 1997, the Company issued unsecured loans of $400,000 and $600,000, respectively, to Rogosin Converters, Inc., an affiliate of the Company. Members of the family of Mr. Boaz Harel, a director of the Company, have an indirect controlling interest in Rogosin Converters, Inc. The loans were guaranteed by Leedan International B.V., a shareholder of the Company. The Company earned interest of 12% per annum on the loans, which interest was paid monthly. The principal and accrued interest on the loans were paid in full on June 20, 1997.


o Board Meetings

         The Board of Directors met eight times during the fiscal year ended December 31, 1998.

Compensation of Directors and Executive Officers


                                                              Annual Compensation                         Awards
    Name and
Principal Position                  Fiscal Year      Salary($)         Bonus($)         Other    Annual            Securities
                                                                                        Compensation ($)           Underlying
                                                                                                                   Option


Boaz Harel*                             1998(1)     $100,000           $15,000                                     100,000
Chairman of the Board                   1997(2)     $ 25,000                                                        15,000


M. Albert Nissim**                      1998(1)     $118,654          $12,000                                      50,000
President                               1997(2)     $ 54,000                                                       90,000


John O'Brien***                         1998(1)     $ 58,513
Chief Financial Officer

David W. Sass****                       1998(1)     $ 0
Secretary

*     Commenced as Chairman on July 2, 1997.
** Commenced service as President of the Company in the fourth quarter of the 1996 fiscal year. *** Commenced service as Chief Financial Officer in the second quarter of the 1998 fiscal year. **** Commenced service as Secretary in the second quarter of the 1998 fiscal year.

(1)  For the Year Ending December 31, 1998

(2) Nine Months ended December 31, 1997

(3)  For Fiscal Year Ending March 31, 1997


         Compensation of Directors.

                  The Directors of the Company received cash compensation of $300 per meeting in his or her capacity as a director.

         Options Issued to Executives.

                  In consideration of the services rendered by Messrs. Goldberg and Housman, in lieu of payment of salaries, between June 1995 and the closing of the IPO, the Company issued five year options to each of them to purchase 75,758 shares of Common

Stock at an exercise price of $5.00 per share. Such options were not issued pursuant to the Company's Incentive Stock Option Plan. The table below sets forth information regarding option grants to executive officers and Directors of the Company.

                                    Number of                 Exercise Price
Name                                Options Granted             Per Share               Expiration Date


M. Albert Nissim(1)                 50,000                        $5.00                 October, 2000
                                    90,000                        $2.50                 February, 2000

Arthur Goldberg*                    75,758                        $5.00                 August, 2001

Elie Housman*                       75,758                        $5.00                 August, 2001

Boaz Harel(1)                       100,000                      $2.375                 October, 2000
                                    15,000                       $1.125                 January, 2000

Richard Fried(1)                    24,000                       $2.125                 October, 2000
                                    15,000                       $1.125                 January, 2000

Tamar Lieber(1)                     24,000                       $2.125                 October, 2000
                                    15,000                       $1.125                 January, 2000

Lynda Davey(1)                      24,000                       $2.125                 October, 2000
                                    15,000                       $1.125                 January, 2000

Joseph Samuels(1)                   24,000                       $2.125                 October, 2000
                                    15,000                       $1.125                 January, 2000


*Former officer and director.

(1) Options vested at the rate of 1/3rd each year.


         Executive Compensation.

                  On May 12, 1998, Albert Nissim's compensation was increased to $9,500 per month effective April 1, 1998 in consideration of his contributions to the Company. In addition, Mr. Nissim was awarded a $12,000 bonus payable in the second quarter in consideration of the Company's performance.

                  On May 12, 1998 Boaz Harel was awarded a $15,000 bonus, payable in the second quarter in consideration of the Company's performance.

         Employment Agreements.

                  In July 1997, the Company extended the Employment Agreement with M. Albert Nissim as President for an indefinite period, on a part-time basis, at a salary of $6,000 (amended to $9,500) per month. The Agreement may be terminated by either party on not less than 90 days prior notice.

         Boaz and Leedan Agreement

                  The Company has approved a compensation plan for Mr. Boaz Harel and/or Leedan Business Enterprises, Ltd. ("Leedan"), the company which provides management services to the Company by making Mr. Harel available to the Company. Leedan is also a principal shareholder of the Company. The plan provides aggregate renumeration to Mr. Harel and/or Leedan of $100,000 per annum plus 5% of the Company's net income pre-tax above $1,000,000 annually. Leedan and Mr. Harel will determine how such compensation will be divided between them.

                                                  PROPOSAL NO. 2
     RECLASSIFICATION OF OUTSTANDING COMMON STOCK SHARES

         The Board of Directors propose to reclassify the total number of issued shares of Common Stock, wherein every two (2) shares for one(1) share of the Common Stock outstanding as of the end of business on the Record Date will be replaced by one (1) share of Common Stock ("Reverse Stock Split"). The Reverse Stock Split will reduce the number of outstanding share of Common Stock as of the record date from 5,542,272 to 2,771,136. All reclassified shares resulting in fractional denominations will be round up.

         The purpose for the reverse split is to enable the Company to meet the minimum bid price of $1.00 to maintain continued listing of the Company's Common Stock on the Nasdaq SmallCap Market.

         The Board of Directors recommends that the Stockholders vote "FOR" the reclassification of outstanding Common Stock shares
(Item 2 on the Proxy card).

                                                  PROPOSAL NO. 3

     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Company has again appointed Lazar Levine & Felix LLP to serve as independent accountants of the Company for the fiscal period ending December 31, 1999. Although this appointment is not required to be submitted to a vote of the Shareholders, the Board believes it appropriate as a matter of policy to request that the Shareholders ratify such appointment of Lazar Levine & Felix LLP.

If the Shareholders should not ratify, the management will reconsider the appointment of Lazar Levine Felix LLP.

         The affirmative vote of a majority of the shares present personally or by proxy at the Meeting is required for the ratification of the appointment of Lazar Levine Felix LLP.

         The Board Recommends a vote FOR the ratification of the appointment of Lazar Levine & Felix LLP.

         No representatives of Lazar Levine Felix LLP are expected to be present at the Meeting.

Cost of Solicitation

         The cost of solicitation of proxies, including reimbursements to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. The Company's transfer agent, American Stock Transfer & Trust Company, is assisting the Company in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, and will charge the Company its customary fee therefor plus out--of--pocket expenses which, in the aggregate, are estimated to be approximately $1,200. In addition, proxies may be solicited by officers of the Company by mail, in person or by telephone or telecopier. It is anticipated that the total cost of solicitation of proxies will be approximately $4,000.

                  OTHER BUSINESS TO BE TRANSACTED

         Management knows of no other matters to be presented before the Meeting other those stated above. However, the enclosed proxy gives discretionary authority to each proxy holder named therein should any other matters be presented at the Meeting to take such action in connection therewith as shall be in accordance with his best judgment.


                                           ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report to Stockholders for the year ended December 31, 1998 is being mailed to stockholders with this Proxy Statement.

                                    STOCKHOLDER PROPOSAL - 2000 ANNUAL MEETING

         Any stockholder proposals to be considered by the Company for inclusion in the proxy material for the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by December 31, 1999.

         The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                         PIONEER COMMERCIAL FUNDING CORP.

                                                     P R O X Y

     This Proxy is Solicited on Behalf of the Board of Directors

                  The undersigned hereby appoints M. Albert Nissim and David W. Sass as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of Pioneer Commercial Funding Corp. held of record by the undersigned on May 21, 1999, at the annual meeting of shareholders to be held on June 29, 1999, or any adjournment thereof.

1.       ELECTION OF DIRECTORS

For all nominees listed below                        Withhold Authority to
(Except as Marked to the                    Vote All Nominees Listed
Contrary)                                      ___   Below       ___

Boaz Harel, M.Albert Nissim, Richard Fried, Tamar Lieber, Lynda
Davey and Joseph Samuels.

2.       TO APPROVE A 2 FOR 1 REVERSE SPLIT

         FOR_______           AGAINST___________

3. To ratify the appointment of Lazar Levine & Felix LLP as independent auditors of the Company for the fiscal year ended December 31, 1999.
                  FOR_______           AGAINST___________

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

         Please sign name exactly as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                     Dated:             , 1999


                                                     Signature


                           Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED
ENVELOPE